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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of HomeCom Communications, Inc. on Form S-8 (File No. 333-93323) of our report, which contains an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 29, 2000 on our audits of the financial statements of HomeCom Communications, Inc. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

Atlanta, Georgia
March 30, 2000

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